Exhibit 4.1

SHAREHOLDER RIGHTS AGREEMENT

Dated as of February 28, 2003

between

SANCHEZ COMPUTER ASSOCIATES, INC.

and

MELLON INVESTOR SERVICES LLC

as Rights Agent

        SHAREHOLDER RIGHTS AGREEMENT (the "Rights Agreement"), dated as of February 28, 2003, between SANCHEZ COMPUTER ASSOCIATES, INC., a Pennsylvania corporation (the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

        The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, no par value per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on March 21, 2003 (the "Record Date"), and has authorized the issuance of one Right as of such date or as soon as reasonably practicable thereafter (the "Payment Date") (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date in accordance with the provisions of Section 23. Each Right shall initially represent the right to purchase one-hundredth (1/100) of a share of Series A Participating Preferred Stock, no par value per share, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Certificate of Designation attached hereto and made a part hereof as Exhibit A.

        Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        SECTION 1.    Certain Definitions.    For purposes of this Rights Agreement, the following terms have the meanings indicated:

        "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares then outstanding, but shall not include (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan or (b) any such Person who has become such a Beneficial Owner solely because (1) of a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares or (2) that the Board of Directors of the Company determines in good faith acquired such Beneficial Ownership inadvertently (including, without imitation, because such Person was unaware that it Beneficially Owned 10% of the Common Shares then outstanding or because such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company. Notwithstanding clause (b) of the prior sentence, if any Person (other than the Safeguard Entities, as that term is hereinafter defined) that is not an Acquiring Person due to such clause (b) does not reduce its percentage of Beneficial Ownership of Common Shares to less than 10% by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so equals or exceeds 10%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (b) shall no longer apply to such Person). Notwithstanding the foregoing, none of Safeguard Scientifics, Inc., a Pennsylvania corporation, Safeguard Scientifics (Delaware), Inc., a Delaware corporation, or Safeguard Delaware, Inc., joint filers of a Schedule 13G pursuant to the Exchange Act (and collectively referred to herein as "the Safeguard Entities"), shall be an "Acquiring Person," as defined in the foregoing provisions, unless and until the Safeguard Entities (i) collectively are the Beneficial Owners of an aggregate of 28% or more of the Common Shares then outstanding, or (ii) collectively are the Beneficial Owners of 10% or more of the Common Shares then outstanding and are not permitted to file a Schedule 13G, in lieu of Schedule 13D, pursuant to Exchange Act. In addition, notwithstanding the foregoing, Michael Sanchez, a filer of a Schedule 13G pursuant to the Exchange Act, shall not be an "Acquiring Person" unless and until he (i) is the Beneficial Owner of an 15% or more of the Common Shares then outstanding, or (ii) is the Beneficial Owner of 10% or more of the Common Shares then outstanding and is not permitted to file a Schedule 13G, in lieu of Schedule 13D, pursuant to the Exchange Act. Furthermore, notwithstanding the foregoing, in the event that at any time Michael Sanchez and Frank Sanchez ("Mssrs. Sanchez") are deemed to be a "group" for the purposes of determining Beneficial Ownership of shares of Company Common Stock, neither such Person shall be or become an "Acquiring Person" unless and until Mssrs Sanchez collectively are the Beneficial Owners of more than 25% of the then outstanding Common Shares; provided, however, that the exemption from "Acquiring Person" set forth in this sentence shall immediately and thereafter cease to apply if such Person at any time is no longer eligible to file or maintain a Schedule 13G, in lieu of a Schedule 13D, pursuant to the Exchange Act.

        "Adjustment Shares" shall have the meaning set forth in Section 11(b)(I).

        "Affiliate" and "Associate," when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

        A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," and shall be deemed to have "Beneficial Ownership" of, any securities:

          (i)    which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

          (ii)    which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral) provided, however, that a Person shall not be deemed the "Beneficial Owner of," or to "beneficially own," any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii)    which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) (B) of this definition) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this definition shall cause (i) a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company or (ii) any stockholder of the Company, with Affiliate(s), Associate(s), or other Person(s) who may be deemed representatives of it serving as director(s) of the Company, to be the "Beneficial Owner" or, to "beneficially own," any securities held by other Persons as a result of

(i) Persons affiliated or otherwise associated with such stockholder serving as directors or taking any action in connection therewith, (ii) discussing the status of its shares with the Company or other stockholders of the Company similarly situated, or (iii) voting or acting in a manner similar to other stockholders similarly situated, absent a specific finding by the Board of Directors of the Company of an express agreement among such stockholders to act in concert with one another as stockholders so as to cause, in the good faith judgment of the Board of Directors of the Company, each such stockholder to be the Beneficial Owner of the shares held by the other stockholder(s).

        "Book Value," when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (i) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (ii) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (iii) after giving effect to (A) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (B) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (C) any other agreement, arrangement or understanding (written or oral), or transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

        "Business Combination" shall have the meaning set forth in Section 11(c)(I).

        "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

        "Certificate of Designation" shall mean the Certificate of Designation of Series A Participating Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of preferred stock of the Company, a copy of which is attached as Exhibit A.

        "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

        "Common Shares," when used with reference to the Company, prior to a Business Combination, shall mean the shares of Common Stock of the Company, or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares," when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable on such class or series or the amount of assets on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares, or other units of each such class or series outstanding at such time.

        "Common Stock" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

        "Company" shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business Combination, "Company" shall have the meaning set forth in Section 11(c)(III).

        "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of such Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of such Board prior to the time any Person becomes an Acquiring Person; or (ii) any Person who subsequently becomes a member of the Board of Directors of the Company, while such Person is a member of such Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to such Board was recommended or approved by a majority of the Continuing Directors; or (iii) if the provisions of (i) or (ii) above are held invalid, or the application of the term "Continuing Director" given the provisions of (i) or (ii) above is held invalid, by a final order of a court of competent jurisdiction, and all appeal rights have been exhausted, any member of the Board of Directors of the Company who is a "disinterested director" within the meaning of 15 Pa.C.S. § 1715(e).

        "Control" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

        "Distribution Date" shall have the meaning set forth in Section 3(b).

        "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder, as in effect on the date in question, unless otherwise specifically provided.

        "Exchange Consideration" shall have the meaning set forth in Section 11(b)(I).

        "Expiration Date" shall have the meaning set forth in Section 7(a).

        "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (i) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (ii) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (iii) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

        "Market Value," when used with reference to Common Shares on any date, shall be deemed to be the average of the daily closing prices, per share, of such Common Shares for the period which is the shorter of (1) 30 consecutive Trading Days immediately prior to the date in question or (2) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading

Day immediately prior to the record date of such event; provided, however, that, in the event that the Market Value of such Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any action of the type described in Section 12(a) that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares. The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed on any such exchange, the average of the closing bid and asked quotations with respect to a share of such securities on the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons for all purposes); provided, however, that, for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no such market maker for the Preferred Shares the closing price on such Trading Day shall be deemed to be the number of Adjustment Shares times the closing price of the Common Shares of the Company on such Trading Day.

        "Payment Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

        "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

        "Preferred Shares" shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

        "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that, if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

        "Purchase Price" with respect to each Right shall mean $30, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

        "Record Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

        "Redemption Date" shall have the meaning set forth in Section 24(a).

        "Redemption Price" with respect to each Right shall mean $.001, as such amount may from time to time be adjusted in accordance with Section 12. All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

        "Registered Common Shares" shall mean Common Shares which are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

        "Right Certificate" shall mean a certificate evidencing a Right in substantially the form attached hereto and made a part hereof as Exhibit B.

        "Rights" shall mean the rights to purchase Preferred Shares (or other securities), or fractions thereof, as provided in this Rights Agreement.

        "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations thereunder, as in effect on the date in question, unless otherwise specifically provided.

        "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, by a filing under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

        "Subsidiary" shall mean a Person of which at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation) which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

        "Surviving Person" shall mean (1) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11(c)(I)(i) or 11(c)(I)(ii) or (2) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(I)(iii); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(I)(iii) to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

        "Trading Day" shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any Common Shares, Preferred Shares or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the Common Shares, Preferred Shares or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), on a Business Day.

        "Triggering Event" shall have the meaning set forth in Section 24(a).

        SECTION 2.    Appointment of Rights Agent.    The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agent as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agent). In the event the Company appoints one or more Rights Agent, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

  SECTION 3.    Issue of Rights and Right Certificates.    (a) Effective on or after the Payment Date, one Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23; provided, however, that, if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12(a), the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such Common Share.

          (b)    Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date; (ii) the Close of Business on such date, if any, as may be determined by action of the Board of Directors of the Company (upon approval by a majority of the Continuing Directors) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan for the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights); or (iii) such date as less than a majority of the Board of Directors of the Company consists of Continuing Directors or successors appointed by Continuing Directors (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (y) the Rights, including the right to receive Right Certificates, will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share held by such record holder has been adjusted in accordance with the provision in Section 3(a)). If the number of Rights associated with each Common Share has been adjusted in accordance with the provision in Section 3(a), at the time of distribution of the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (c)    With respect to any certificate for Common Shares, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the Rights associated with the Common Shares represented by any such certificate shall be evidenced by such certificate alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (d)    Certificates issued for Common Shares after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, may have printed on, written on or otherwise affixed to them the following legend:

        "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement dated as of February 28, 2003, as it may be amended from time to time (the "Rights Agreement"), between Sanchez Computer Associates, Inc. (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable."

Notwithstanding this paragraph (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

        SECTION 4.    Form of Right Certificates.

          (a)    The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof), shall be in substantially the form set forth as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate which do not affect the rights, duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 23, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number or fractional portion of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment from time to time as herein provided.

          (b)    Any Right Certificate issued pursuant to Section 3(a) or Section 23 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement, or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

        "The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

  SECTION 5.    Execution, Countersignature and Registration.    (a) The Right Certificates shall be executed on behalf of the Company by any two of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Treasurer or a Vice President (whether preceded by any additional title) of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary or a Vice President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Right Certificates) of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid or obligatory for any purpose unless so countersigned. In case an officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

          (b)    Following the Distribution Date and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

        SECTION 6.    Transfer, Split-up, Combination and Exchange of Right Certificates: Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.

          (a)    Subject to the provisions of Sections 7(e) and 15, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that may have been exchanged pursuant to Section 11(b) hereof) may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at an office or agency of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

          (b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          (c)    Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

        SECTION 7.    Exercise of Rights; Expiration Date of Rights.

          (a)    Subject to Section 7(e) and except as otherwise provided herein (including Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date being the "Expiration Date"), or (ii) the Redemption Date, one-hundredth (1/100th) of a Preferred Share, subject to adjustment from time to time as provided in sections 11 and 12.

          (b)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-hundredth (1/100th) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

          (c)    Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly and properly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable tax or charge, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent, subject to Section 21(j) hereof, shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one-hundredths (1/100ths) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with all such requests, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash, and/or distribute other property pursuant to Section 12 hereof, the Company will make all arrangements necessary so that such other securities, cash, and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.

          (d)    In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 15.

          (e)    Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement, or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void and nontransferable, and any holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right. The Company shall notify the Rights Agent when either Section 7(e) or Section 4(b) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, or transferees hereunder.

          (f)    Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

          (g)    The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement with prompt notice thereof to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement with prompt notice thereof to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision herein to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the Blue Sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

        SECTION 8.    Cancellation and Destruction of Right Certificates.    All Right Certificates surrendered or presented to the Rights Agent for the purpose of exercise, transfer, split-up, combination or exchange, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented if surrendered or presented to the Company or to any of its agents, for any purpose, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificates purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        SECTION 9.    Reservation and Availability of Preferred Shares.

          (a)    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

          (b)    In the event that there shall not be sufficient Preferred Shares outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with Section 11, the Company covenants and agrees that it will take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (A) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (B) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue equity securities having a value equal to the value of the Preferred Shares which otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company or (C) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares which otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company. To the extent that any legal or contractual restrictions (pursuant to agreements or, instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

          (c)    The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d)    So long as the Preferred Shares issuable upon the exercise or exchange of Rights are to be, and are eligible to be, listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all shares reserved for such issuance to be listed on such securities exchange upon official notice of issuance upon such exercise or exchange.

          (e)    The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise or exchange of the Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange, or to issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise or exchange of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

        SECTION 10.    Preferred Shares Record Date.    Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable tax or charge) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares (or Common Shares and/or other securities, as the case may be) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        SECTION 11.    Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations.

          (a)    Upon the earlier of a Person becoming an Acquiring Person or following the Distribution Date, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one-hundredths (1/100ths) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one-hundredths (1/100ths) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which a Person becomes an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided the Company shall not have elected to make the exchange permitted by Section 11(b)(I) for all outstanding Rights), the Company covenants and agrees to use its best efforts to:

            (I)    prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;

            (II)    cause such registration statement to become effective as soon as practicable after such filing;

            (III)    cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

            (IV)    qualify or register the Preferred Shares purchasable upon exercise of the Rights under the Blue Sky or securities laws of such jurisdictions as may be necessary or appropriate.

    (b)    (I)    The Board of Directors of the Company may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) or, if applicable, Section 9(b) (the consideration issuable per Right pursuant to this Section 11(b)(I) being the "Exchange Consideration"). The Board of Directors of the Company may, at its option, issue, in substitution for Preferred Shares, Common Shares in an amount per Preferred Share equal to such number of shares of Common Stock of the Company (the "Adjustment Shares") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one-hundredths (1/100ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a) event and (y) dividing that product (following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the then current Market Value per share of the Common Stock (determined hereunder on the date of the first occurrence of any one of the events listed above in Section 11(a)), provided there are sufficient Common Shares issued but not outstanding or authorized but unissued; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 11(c) hereof, the foregoing shall not apply and no adjustment shall be made pursuant to this Section 11(b)(I). If the Board of Directors of the Company elects to exchange all the Rights for Exchange Consideration pursuant to this Section II(b)(1) prior to the physical distribution of the Right Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.

            (II)    Any action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 11(b)(I) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(I). The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent and give prompt notice thereof to the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights for the Exchange Consideration shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          (c)    (I)    In the event that, following the date of this Agreement, directly or indirectly, any transactions specified in the following clause (i), (ii) or (iii) of this Section 11(I)(c) (each such transaction being a "Business Combination") shall be consummated:

            (i)    the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

            (ii)    any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

            (iii)    the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,

    then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder's option, the securities specified in Section 11(a)):

              (A)    If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value equal to the result obtained by multiplying the Purchase Price by two;

              (B)    If the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

                (1)    such number of Common Shares of the Surviving Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                (2)    such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

                (3)    if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination and shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

          (II)    The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

            (i)    a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

            (ii)    the Company and each such issuer shall have:

              (A)    executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(I) and 11(c)(III) and further providing that such issuer, at its own expense, will use its best efforts to:

                (1)    cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                (2)    qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the Blue Sky or securities laws of such jurisdictions as may be necessary or appropriate; and

                (3)    list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

              (B)    furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

              (C)    filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

            (III)    After consummation of any Business Combination and subject to the provisions of Section 11(c)(II), (i) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (ii) the term "Company" shall thereafter be deemed to refer to such issuer, (iii) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof (including the provisions of Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (iv) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Section 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

        SECTION 12.    Certain Adjustments.

          (a)    To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board of Directors of the Company shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event; provided, that if those Directors participating in such determination shall disagree, the determination shall be made in such manner as approved by a majority of the Continuing Directors.

          (b)    If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

          (c)    All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (d)    Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

          (e)    In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer with prompt notice thereof to the Rights Agent until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

        SECTION 13.    Certificate of Adjustment.    Whenever an adjustment is made as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) in accordance with Section 25. Notwithstanding any other provision of this Rights Agreement, the Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

        SECTION 14.    Additional Covenants.    The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it will not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14 from and after the Distribution Date. The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12.

        SECTION 15.    Fractional Rights and Fractional Shares.

          (a)    The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of a whole Right. For purposes of this Section 15(a), the current Market Value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          (b)    The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement pursuant to which a depository receipt, equivalent to a share of Common Stock, would be issued for each one-tenth of a Preferred Share or (ii) in the case of a fraction of a Preferred Share (other than one-hundredth (1/100th) of a Preferred Share or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current Market Value of one Preferred Share, if any are outstanding and publicly traded (or the Adjustment Shares if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current Market Value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably may be, on like terms to such other securities.

          (c)    The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

          (d)    The holder of Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.

        SECTION 16.    Rights of Action.    All rights of action in respect of this Rights Agreement except the rights of action given to the Rights Agent under this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

        SECTION 17.    Transfer and Ownership of Rights and Right Certificates.

          (a)    Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

          (b)    After the Distribution Date, the Right Certificates will be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer.

          (c)    The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          (d)    Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

        SECTION 18.    Right Certificate Holder Not Deemed a Shareholder.    No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        SECTION 19.    Concerning the Rights Agent.

          (a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 19 and Section 21 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

          (b)    The Rights Agent will use reasonable efforts to promptly notify the Company, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, after the Rights Agent shall have notice, or otherwise have knowledge, of any such assertion of an action, proceeding, suit or claim or has been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim; provided, however, that if in the judgment of counsel for the Rights Agent, the use of such counsel retained by the Company to represent both the Company and the Rights Agent would pose a conflict of interest, then the Rights Agent shall be permitted to retain additional counsel the reasonable fees and expenses of which shall be payable by the Company. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company which consent shall not be unreasonably withheld.

          (c)    The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, otherwise upon the advice of counsel as set forth in Section 21 hereof.

        SECTION 20.    Merger or Consolidation or Change of Rights Agent.

          (a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer, corporate trust or stockholder service business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

        SECTION 21.    Duties of Rights Agent.    The Rights Agent undertakes only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

          (a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

          (b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the

  Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

          (d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)    The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required hereunder, including, but not limited to the provisions of Section 11 or 12, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 13 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g)    (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice President (whether preceded by any additional title), the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

          (h)    The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

          (i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct, in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

          (j)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          (k)    No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        SECTION 22.    Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit his Right Certificate or, prior to the Distribution Date, the certificate representing his Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized to do business under such laws and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (ii) an affiliate of the Person described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        SECTION 23.    Issuance of Additional Rights and Right Certificates.    Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors of the Company to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

        SECTION 24.    Redemption and Termination.

          (a)    The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date) or the Distribution Date, whichever shall first occur, or such later date as a majority of the Continuing Directors then in office may determine and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price; provided, however, such redemption is subject to any limitations contained herein on the right to redeem outstanding Rights (including the occurrence of any event or the expiration of any period after which the Rights may no longer be redeemed), provided further, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to the consummation of a Business Combination or the date a Person becomes an Acquiring Person or the commencement of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person or the date on which less than a majority of the Board of Directors of the Company consists of Continuing Directors or successors appointed by Continuing Directors (each a "Triggering Event"), (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction, or series of transaction, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of less than 15% of the outstanding shares of Common Stock, and (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 24; provided further, however, if the Board of Directors of the Company authorizes redemption of the Rights at or after the time a Person becomes an Acquiring Person, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors.

          (b)    Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within 10 Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights and shall not affect the validity of such redemption.

        SECTION 25.    Notices.    Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

        Sanchez Computer Associates, Inc.
        40 Valley Stream Parkway
        Malvern, PA 19355

        Attention of Joseph Waterman, President

        with a copy to
        Carl Sottosanti, General Counsel

        Subject to the provisions of Section 22, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

        Mellon Investor Services LLC
        44 Wall Street 6th Floor
        New York, NY 10005
        Attention: Relationship Manager

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

        SECTION 26.    Supplements and Amendments.    Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors then in office and shall require the concurrence of a majority of such Continuing Directors if such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person) or (iv) change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the Company consistent with the directors' fiduciary duties under 15 Pa.C.S. §§ 1712 and 1715. Notwithstanding anything to the contrary contained in this Agreement, no supplement or amendment to this Agreement shall be made which (a) reduces the Redemption Price (except as required by Section 12(a)) or (b) provided for an earlier Expiration Date. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with this Section 27 and provided such supplement or amendment does not change or increase the rights, duties, liabilities or obligations of the Rights Agent hereunder, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

        SECTION 27.    Successors.    All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 28.    Benefits of Rights Agreement; Determinations and Actions by the Board of Directors, etc.

          (a)    Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

          (b)    Except as explicitly otherwise provided in this Rights Agreement, the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority, to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (or, where specifically provided for herein, by the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Right. The Rights Agent is entitled always to assume the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

          (c)    Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors of the Company shall not be entitled to reject any tender offer, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer that the Board of Directors of the Company believes is necessary or appropriate in the exercise of such fiduciary duty.

        SECTION 29.    Severability.    If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary notwithstanding, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 24 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company.

        SECTION 30.    Governing Law.    This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the law of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth, provided, however, that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such State.

        SECTION 31.    Counterparts; Effectiveness.    The Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Rights Agreement shall be effective as of the Close of Business on the date hereof.

        SECTION 32.    Descriptive Headings.    Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

SANCHEZ COMPUTER ASSOCIATES, INC.

By:	/s/ TODD A. PITTMAN Name: Todd A. Pittman Title: Chief Financial Officer and Senior Vice President
MELLON INVESTOR SERVICES LLC

By:	/s/ EDGAR AMBERT Name: Edgar Ambert Title: Client Service Manager

EXHIBIT A

CERTIFICATE OF DESIGNATION OF
POWERS, RIGHTS AND PREFERENCES OF
SANCHEZ COMPUTER ASSOCIATES, INC.
SERIES A PARTICIPATING PREFERRED STOCK

Pursuant to Section 1522 of the
Business Corporation Law of
the Commonwealth of Pennsylvania

        I, Todd A. Pittman, Chief Financial Officer and Senior Vice President of Sanchez Computer Associates, Inc., a corporation organized and existing under the Business Corporation Law of the Commonwealth of Pennsylvania (the "Corporation"), DO HEREBY CERTIFY:

        that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Articles of Incorporation (the "Articles"), and, pursuant to the provisions of Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania, such Board of Directors, at a duly called meeting held on February 20, 2003, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of 6,000,000 shares of Preferred Stock having no par value per share, designated as Series A Participating Preferred Stock (the "Series A Preferred Stock") out of the class of shares of Preferred Stock of no par value per share (the "Preferred Stock"):

        RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

        SECTION 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Participating Preferred Stock" and the number of shares constituting the Series A Preferred Stock shall be 6,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        SECTION 2.    Dividends and Distributions.

          (A)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of one-hundredth (1/100) of a share of Series A Preferred Stock (a "Unit"), in preference to the holders of Common Stock (as defined below), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, (i) dividends payable in cash when and if declared by the Board of Directors of the Corporation in respect of the Common Stock (each such date being a "Dividend Payment Date") commencing on the first Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Dividend Payment Date, or, with respect to the first

  Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, distributions (payable in kind) on each Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Dividend Payment Date, or with respect to the first Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of a Unit of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in no event shall any dividend or distribution declared on the Common Stock during any such period be paid unless and until the dividends or distributions on the Units of Series A Preferred Stock declared or otherwise payable hereunder have been paid.

          (C)    Accrued but unpaid dividends shall not bear interest. Dividends paid on the Units of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all such Units at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 90 days prior to the date fixed for the payment thereof.

        SECTION 3.    Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A)    Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)    Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C)    Except as set forth herein, or as otherwise provided by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        SECTION 4.    Certain Restrictions.

          (A)    Whenever dividends or distributions payable on the Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Units of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Units of Series A Preferred Stock, except dividends paid ratably on the Units of Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Units are then entitled;

            (iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking on parity or junior (either as to dividends or upon liquidation, dissolution or winding up) to the Units of Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity or junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Units of Series A Preferred Stock; or

            (iv)    redeem or purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, or any shares of stock ranking on a parity with the Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units upon such terms as the Board of Directors, after consideration of the relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        SECTION 5.    Reacquired Shares.    Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        SECTION 6.    Liquidation, Dissolution or Winding Up.

          (A)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Units of Series A Preferred Stock unless, prior thereto, the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the amount, per Unit, equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Units of Series A Preferred Stock, except distributions made ratably on the Units of Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          (B)    In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Unit of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per Unit, subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or issue additional shares of Common Stock in such consolidation, merger, combination or other transaction after which the Common Stock remains outstanding, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 8.    No Redemption.    The Units of Series A Preferred Stock shall not be redeemable.

        SECTION 9.    Rank.    The Units of Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock, unless the terms of any such series or class shall provide otherwise.

        SECTION 10.    Amendment.    The Articles, including, without limitation, this resolutions, shall not be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority or more of the outstanding Units of Series A Preferred Stock, voting together as a single class.

        SECTION 11.    Fractional Shares.    The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of Series A Preferred Stock.

        SECTION 12.    Certain Definitions.    As used herein with respect to the designations of the Series A Preferred Stock, the term "Common Stock" means the class of Common Stock designated as the Common Stock, no par value, of the Corporation at the date hereof or any other class of stock resulting from successor changes or reclassifications of the Common Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer in its corporate name on this 28th day of February, 2003.

SANCHEZ COMPUTER ASSOCIATES, INC.

By:	/s/ TODD A. PITTMAN Name: Todd A. Pittman Title: Senior Vice President

EXHIBIT B

[Form of Right Certificate]

Certificate No. [R]
                        Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7 (e) OF SUCH AGREEMENT.]*

*
The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Right Certificate

SANCHEZ COMPUTER ASSOCIATES, INC.

        This certifies that                        , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of February 28, 2003 (the "Rights Agreement"), between Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on the 10th anniversary of the date of the Rights Agreement (the "Expiration Date"), at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-hundredth (1/100th) of a fully paid, nonassessable share of Series A Participating Preferred Stock, no par value per share, of the Company (the "Preferred Shares"), at a purchase price per one-hundredth (1/100th) of a share equal to $30 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Rights Agreement.

        As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate as set forth above are subject to modification and adjustment upon the happening of certain events.

        If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

        In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets, all as provided in the Rights Agreement.

        This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and are also available from the Company upon written request.

        This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company under certain circumstances set forth in the Rights Agreement at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.001 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement).

        The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-hundredth (1/100th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement or the Preferred Shares.

        No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

        This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by manual or facsimile signature by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of .

SANCHEZ COMPUTER ASSOCIATES, INC.

By:
Name: Title:

Attest:

Name: Title:

Countersigned:

MELLON INVESTOR SERVICES LLC

By:
Authorized Officer

[On Reverse Side of Right Certificate]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To Sanchez Computer Associates, Inc.:

        The undersigned hereby irrevocably elects to exercise                        Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of.

Please insert social security or other identifying number

(Please print name and address)

        If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: ,	Signature

Signature Guaranteed:

NOTICE

        The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Right Certificate     are     are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it     did     did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,	Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Form of Assignment
(To be executed if the registered holder
desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,	Signature

Signature Guaranteed:

CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Right Certificate     are     are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it     did     did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ,	Signature

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.